EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of January ___, 1998, is entered into between J. MARK RUBENSTEIN, residing at 29 Duer Place, Weehawken, New Jersey 07087 ("Executive"), and GLOBAL TELECOMMUNICATION SOLUTIONS, INC., a Delaware corporation having its principal office at 5697 Rising Sun Avenue, Philadelphia, Pennsylvania 19120 ("Company").

         WHEREAS, THE Company and Executive are entering into a Merger And Reorganization Agreement (the "Merger Agreement") under which Centerpiece Communications, Inc. ("CCI") will be merged with and into a wholly owned subsidiary of the Company; and

         WHEREAS, Executive is the sole shareholder of CCI; and

         WHEREAS, a material term of the Merger Agreement is the employment of Executive by the Company in accordance with the terms and conditions set forth herein; and

     WHEREAS, the Company and Executive desire to provide for the employment of Executive by the Company on the terms set forth herein;

         IT IS AGREED:

         1.       Employment, Duties and Acceptance.

                  1.1 The Company hereby employs Executive as its Vice President -Wholesale Sales to supervise and control the Company's wholesale sales. All of Executive's powers and authority in any capacity shall at all times be subject to the reasonable direction and control of the Company's Chief Operating Officer.

                  1.2 The Chief Operating Officer may assign to Executive such other executive duties for the Company or any Affiliate (as defined in Section 5.1) as are consistent with Executive's status as Vice President Wholesale Sales.

                  1.3 Executive accepts such employment and agrees to devote substantially all of his business time, energies and attention to the performance of his duties. Executive shall perform his duties primarily in and from the Company's offices located in the Northern New Jersey metropolitan area.

         2.       Compensation and Benefits.

                  2.1 Subject to any increases in salary pursuant to Section 2.2, the Company shall pay to Executive a base salary ("Salary") at the aggregate rate of $150,000 per annum during the Employment Term (as such term is defined in Section 3.1, below). Executive's Salary shall be paid in equal, periodic installments, in accordance with the Company's normal payroll procedures and shall be subject to withholding taxes and other normal payroll deductions.

                  2.2 The Company shall annually review Executive's performance. Based upon such review and such other factors as the Company may consider, the Company may determine to increase Executive's salary and/or award Executive a bonus (which bonus shall be payable in cash or securities of the Company).


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Notwithstanding  the  foregoing,  Executive  understands  that Company shall not obligated under any circumstances, to award any such increase in salary or bonus.

                  2.3 Executive shall be entitled to such medical, dental and disability insurance and other such benefits which are no less favorable than generally afforded to other senior executives of the Company, subject to appli cable waiting periods and other generally applicable conditions. Executive shall be entitled to three weeks of paid vacation in each employment year and to a reasonable number of other paid days off for religious and personal reasons (and such paid sick leave in accordance with the Company's policies generally). Executive acknowledges that the Company may, from time to time, apply for and take out in its own name and at its expense, life, health, disability, accident or other insurance, including key man insurance, upon Executive that the Company may deem necessary and advisable to protect its interests hereunder. Executive agrees to submit to medical or other reasonable examination necessary for such purpose and to assist and cooperate with the Company in procuring such insurance; and Executive acknowledges that he shall have no right, title or interest in or to such insurance.

                  2.4 The Company will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses approved in accordance with customary procedures.

         3.       Term and Termination.

                  3.1 The term of this Agreement commences as of January 31, 1998 and shall continue until January 31, 2001 (the "Employment Term"), unless sooner terminated or extended as herein provided.

                  3.2 If Executive dies during the term of this Agreement, this Agreement shall thereupon terminate. Notwithstanding such termination, the Company shall (i) pay to the legal representative of Executive's estate the Salary due Executive pursuant to paragraph 2.1 hereof for a period of one (1) year from the date of his death (the "Benefit Period") and (ii) ensure that the health insurance afforded such legal representative prior to the date of Executive's death is continued during the Benefit Period; provided, however, that the Company shall be entitled to deduct the cost of continuing the health insurance from the Executive's salary during the Benefit Period. Notwithstanding anything contained herein to the contrary, the termination of the Agreement under this section shall not affect Executive's rights (or those of his lawful heirs or assigns), including Executive's rights as a shareholder of the Company or the Company's obligations under the transactions contemplated by the Merger and Reorganization Agreement (the "Merger") and all other agreements entered into as a part of the Merger.

                  3.3 The Company, by written notice to Executive, may terminate this Agreement if Executive shall fail because of illness or incapacity to render, for six (6) consecutive months, services of the character contemplated by this Agreement. To enforce this provision, the Company shall deliver to Executive a written statement, to be signed by an officer of the Company, setting forth its intent to terminate this Agreement, the date on which termination will occur and


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all reasons for the  termination at least ten (10) days prior to the termination date. Notwithstanding anything contained herein to the contrary, the termination of the Agreement under this section shall not affect Executive's rights (or those of this lawful heirs or assigns), including Executive's rights as a shareholder of the Company or the Company's obligations under the transactions contemplated by the Merger and all other agreements entered into as a part of the Merger.


                  3.4 The Company, by not less than thirty (30) days written notice to Executive, may terminate this Agreement without cause at any time. In the event of such termination the Company shall pay to Executive the salary and benefits due Executive pursuant to Article 2 through the full Employment Term as provided in Section 3.1. Notwithstanding such termination, the provisions of paragraph 4 shall survive. In addition, notwithstanding anything contained herein to the contrary, the termination of the Agreement under this section shall not affect Executive's rights (or those of this lawful heirs or assigns), including Executive's rights as a shareholder of the Company or the Company's obligations under the transactions contemplated by the Merger and all other agreements entered into as a part of the Merger.

                  3.5 The Company, by written notice to Executive setting forth a detailed explanation of the circumstances giving rise to the right to terminate, may terminate this Agreement for cause. As used herein, "cause" shall include, but not be limited to: (a) the refusal or failure by Executive to carry out specific directions of the Chief Operating Officer which are of a material nature and consistent with his status as Vice President - Wholesale Sales, or the refusal or failure by Executive to perform a material part of Executive's duties hereunder; (b) the commission by Executive of a material breach of any of the provisions of this Agreement; (c) common law fraud or dishonest action by Executive in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (d) the conviction of Executive of any crime involving an act of moral turpitude. Notwithstanding the foregoing, no "cause" for termination shall be deemed to exist with respect to Executive's acts described in clauses (a) or (b) above, unless the Company shall have given written notice to Executive, signed by an officer of the Company, specifying the "cause" with reasonable particularity and, within ten (10) business days after such notice, Executive shall not have cured or eliminated the problem or thing giving rise to such "cause;" provided, however, that a breach of any provision of clauses (a) or (b) above, involving the same or substantially similar actions or conduct for which the Company previously gave notice of termination and with respect to which, Executive satisfactorily cured, shall be grounds for termination for cause without any additional notice from the Company. Notwithstanding such termination, the provisions of paragraph 4 shall survive. In addition, notwithstanding anything contained herein to the contrary, the termination of the Agreement under this section shall not affect Executive's rights (or those of this lawful heirs or assigns), including Executive's rights as a shareholder of the Company or the Company's obligations under the transactions contemplated by the Merger and all other agreements entered into as a part of the Merger.

                  3.6 The Executive, by written notice to the Company setting forth a detailed explanation of the circumstances giving rise to the right to terminate, may terminate this Agreement for cause if the Company materially


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breaches any of the provisions of this Agreement. Notwithstanding the foregoing, the Executive shall not have grounds for termination unless Executive shall have given written notice to the Company specifying the breach with reasonable particularity and, within ten (10) days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such breach; provided, however, that a breach of any provision of this Agreement involving the same or substantially similar actions or conduct for which the Executive previously gave notice of termination and with respect to which, the Company satisfactorily cured, shall be grounds for termination for cause without any additional notice from the Executive. In the event of termination by Executive under this Section 3.6, the Company shall pay to Executive the Salary due
Executive pursuant to paragraph 2.1 hereof through the Employment Term. Notwithstanding such termination, the provisions of paragraph 4 shall survive termination if the Company continues to pay Executive the Salary as provided in the immediately preceding sentence. In addition, notwithstanding anything contained herein to the contrary, the termination of the Agreement under this section shall not affect Executive's rights (or those of this lawful heirs or assigns), including Executive's rights as a shareholder of the Company or the Company's obligations under the transactions contemplated by the Merger and all other agreements entered into as a part of the Merger.

         3.7 Executive, by not less than thirty (3o) days written notice to Company may terminate this Agreement without cause at any time. In the event of termination under this Section 3.7, the Company's prospective payment obligations under Article 2 shall terminate simultaneously with the date on which the Executive leaves Company's employ. Notwithstanding such termination by Executive, the provisions of Article 4 shall survive termination. In addition, notwithstanding anything contained herein to the contrary, the termination of the Agreement under this section shall not affect Executive's rights (or those of this lawful heirs or assigns), including Executive's rights as a shareholder of the Company or the Company's obligations under the transactions contemplated by the Merger and all other agreements entered into as a part of the Merger.

         3.8 Notwithstanding any other provision contained herein, in the event of a termination for cause pursuant to Section 3.6 or 3.7 hereof, the parties shall promptly submit the determination of whether cause for termination existed to binding arbitration. The arbitration shall be held before the American Arbitration Association (the "AAA") at its office in New York, New York, shall be administered under the AAA's Commercial Arbitration Rules and Section 6.3 shall be applicable to such arbitration. The parties agree to jointly request that the arbitration hearing be concluded and a decision rendered within 120 days after the end of the cure period as defined in the applicable Section 3.6 or 3.7. The arbitrator's decision shall be final and non-appealable. The prevailing party in any such arbitration shall be entitled to reimbursement from the non-prevailing party for all of its reasonable arbitration and attorneys' fees and costs. Upon termination for cause as provided in Section 3.6 or 3.7, the Company shall pay Executive's Salary and bonus into a third party escrow account to be held in such account pending final resolution of the arbitration hearing as set forth in this Section. In the event the Arbitrator determines that the Company's termination of Executive was based upon cause as defined in
Section 3.6, then all funds previously deposited into escrow hereunder shall be immediately returned to the Company and the Company shall have no further obligation hereunder. In the event the Arbitrator determines that the Company's termination of Executive was not based upon cause as defined in Section 3.6, then all funds previously deposited into escrow hereunder shall be immediately released to the Executive


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and the Company shall immediately  commence providing  Executive with his Salary and benefits for the remaining term of this Agreement. In the event the Arbitrator determines that the Executive's termination of this Agreement was based upon cause as defined in Section 3.7, then all funds previously deposited into escrow hereunder shall be immediately released to Executive and the Company shall immediately commence providing Executive with his Salary and benefits for the remaining term of this Agreement. In the event the Arbitrator determines that the Executive's termination of this Agreement was not based upon cause as defined in Section 3.7, then all funds previously deposited into escrow hereunder shall be immediately returned to the Company and the Company shall have no further obligation hereunder.

         4.       Protection of Confidential Information.

                  4.1      Executive acknowledges that:

     (a) As a result of his employment with the Company, Executive will obtain secret and confidential information concerning the business of the Company and/or its subsidiaries and affiliates (referred to collectively in this paragraph 4 as the "Company"), including, without limitation, financial information, designs and other proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information").

     (b) The Company will suffer substantial damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should enter a business competitive with the Company or divulge Confidential Information. (c) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company.

     4.2 Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any
Confidential Information obtained or learned by him as a result of his employment with, or prior retention by, the Company, except (i) in the course of performing his duties hereunder; (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than seventy two (72) hours after learning of such subpoena, court order, or other government process, shall (unless prohibited by law, regulation, court order, administrative decree or other governmental action) notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall:
(a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

     4.3 Upon termination of his employment with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, subject


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to  Executive's  obligations  under  this  Section  4, that  Executive  shall be entitled to retain copies of such documents reasonably necessary to document his
financial   relationship   (both  past  and  future)  with  the   Company.   4.4
[Intentionally left blank] 4.5 [Intentionally left blank]

     4.6 If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 4.2, the Company shall have the right and remedy:

     (a) to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

     (b) to require Executive to account for and pay over to the Company all monetary damages suffered by the Company as the result of any transactions constituting a breach of any of the provisions of Section 4.2, and Executive hereby agrees to account for and pay over such damages to the Company.

     Each of the rights and remedies enumerated in this Section 4.6 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

     In connection with any legal action or proceeding arising out of Section 4.6, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party.

     4.7 If any provision of Section 4.2 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

     4.8 The provisions of this paragraph 4 shall survive the termination of this Agreement for any reason.

     5.       Definitions.

              As used in this Agreement:

     5.1 "Affiliate" shall mean any entity that, directly or indirectly, is controlled by, controlling, or under common control with the Company.


     6. Miscellaneous Provisions.

     6.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when transmitted by electronic means, or when delivered by reputable overnight courier, postage prepaid, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 6.1. All notices shall be deemed to have been given upon actual receipt.

                  If to Executive:



                           J. Mark Rubenstein
                           at 29 Duer Place,
                           Weehawken, New Jersey 07087

                       Marked: "Personal and Confidential"



                  If to the Company:

                    Global Telecommunication Solutions, Inc.
                           5697 Rising Sun Avenue
                           Philadelphia, Pennsylvania 19120
                           Attn: General Counsel


     6.2 This Agreement sets forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

     6.3 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.

     6.4 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

     6.5 Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

     6.6 Executive expressly agrees that the compensation to which he may be entitled pursuant to Section 2 hereof may be reduced as provided in Article 8 of the Merger and Reorganization Agreement and pursuant to any other indemnification obligation of Executive incurred in connection with the transactions contemplated by the Merger and Reorganization Agreement. Executive expressly agrees that any such reduction shall not constitute a deduction from "wages" as defined in Section 190, Article 6, of the New York Labor Law, and that such reduction is not prohibited under Section 193, Article 6, of the New York Labor Law. Executive shall not bring or participate in any action claiming that such reduction is in violation of Section 193, Article 6, of the New York Labor

Law, or any other provision of applicable law.



                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




                                    EXECUTIVE



                                        /s/ J. Mark Rubenstein
                                     -----------------------------------

                                            J. Mark Rubenstein


                                      GLOBAL TELECOMMUNICATION
                                         SOLUTIONS, INC.


                                      By:   /s/ Michael D. Hoppman
                                        --------------------------------
                                          Michael D. Hoppman,
                                          Vice President and Chief

                                          Financial Officer


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